    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH [22], 2000

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------
                               USA NETWORKS, INC.
             (Exact name of Registrant as specified in its Charter)

           DELAWARE                               4833                             59-2712887
(State or other jurisdiction of       (Primary Standard Industrial      (I.R.S. Employer Identification
incorporation or organization)        Classification Code Number)                   Number)

                              ---------------------

                 152 West 57th Street, New York, New York 10019
                                 (212) 314-7300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------
                              THOMAS J. KUHN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 314-7300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------
                                  WITH COPY TO:

                            Stephen A. Infante, Esq.
                               Covington & Burling
                           1330 Avenue of the Americas
                            New York, New York 10019

                              ---------------------

         Approximate Date of Commencement of Proposed Sale to the Public: At such time or times after the effective date of this registration statement as the selling security holders shall determine.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering: [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

----------------------- ---------------------- ---------------------- ----------------------- ----------------------
       Title Of                Amount                Proposed                Proposed               Amount Of
    Each Class Of               To Be                 Maximum                Maximum              Registration
      Securities             Registered              Offering               Aggregate                  Fee
   To Be Registered                                  Price Per               Offering
                                                      Unit(1)                Price(1)
----------------------- ---------------------- ---------------------- ----------------------- ----------------------
Common Stock par
value $0.01 per share        12,796,627              $20.3125            $259,931,485.94           $68,621.91
----------------------- ---------------------- ---------------------- ----------------------- ----------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low sales prices as reported on the Nasdaq National Market on March 15, 2000.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that USAi filed with the Securities and Exchange Commission. The selling stockholders cannot sell these securities until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH [22], 2000

                               USA Networks, Inc.

                                ----------------

                                12,796,627 Shares

                                  Common Stock

                                -----------------

         The 12,796,627 shares of our common stock offered by this prospectus are issuable by us in connection with our acquisition of Precision Response Corporation, referred to in this prospectus as PRC. All the shares of our common stock offered by this prospectus may be sold from time to time by or on behalf of specified USA Networks stockholders. See "Selling Stockholders" on Page [ ] and "Plan of Distribution" on Page [ ]. In connection with our acquisition of PRC, we agreed to register the shares of our common stock offered by this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. USA Networks is referred to in this prospectus as USAi.

         The selling stockholders may sell the shares under this prospectus from time to time only in sales consisting of block trades executed at prevailing market prices obtainable at the time of the sales through brokers, acting as principal or agent, in transactions on the Nasdaq National Market or such other national securities exchange on which USAi shares are then listed or traded. See "Plan of Distribution" on Page [ ].

         USAi's common stock is listed on the Nasdaq National Market under the trading symbol "USAI." On April [ ], 2000, the closing price of the common stock was $___ per share.

                              ---------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

                  The date of this prospectus is March __, 2000

                                TABLE OF CONTENTS

                                                                        PAGE

Where You Can Find More Information................................

Special Note Regarding Forward-Looking Information.................

The Company........................................................

Use of Proceeds....................................................

Selling Stockholders...............................................

Plan of Distribution...............................................

Legal Matters......................................................

Experts............................................................

                       WHERE YOU CAN FIND MORE INFORMATION

         USAi files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that USAi files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            New York Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                             Chicago Regional Office
                                 Citicorp Center
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

         Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information pertaining to USAi are also available for inspection at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20006.

         USAi filed a registration statement on Form S-3 to register with the Securities and Exchange Commission the USAi common stock to be sold by the selling stockholders. This prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this prospectus does not contain all the information you can find in USAi's registration statement or the exhibits to the registration statement.

         The Securities and Exchange Commission allows USAi to "incorporate by reference" information into this prospectus, which means that USAi can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

         This prospectus incorporates by reference the documents set forth below that USAi has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about USAi.

USAI SEC FILINGS (FILE NO. 0-20570)    PERIOD
-----------------------------------    ------

Annual Report on Form 10-K             Year ended December 31, 1999

Current                                Reports on Form 8-K Filed
                                       on January 13, 2000,
                                       January 20, 2000, January
                                       26, 2000, February 25,
                                       2000 and March 22, 2000

The description of USAi common stock   Filed under Section 12 of the Securities
set forth in the USAi (formerly        Exchange Act of 1934 on August 27, 1992,
Silver King Communications, Inc.)      including any amendment or report filed
registration statement on Form 10      before or after this prospectus for the
                                       purpose of updating such description

         USAi also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         If you are a USAi stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through USAi, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from USAi without charge, excluding all exhibits, except that if USAi has specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from USAi at the following address:

                               USA Networks, Inc.
                             152 West 57(th) Street
                               New York, NY 10019
                          Attention: Investor Relations
                                 (212) 314-7400

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. This prospectus is dated March [ ], 2000. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents we incorporate by reference may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for USAi stock and other matters. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including those relating to USAi's future business prospects, revenues and income, wherever they occur in this prospectus and the other documents incorporated by reference, are necessarily estimates reflecting the best judgment of USAi's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this prospectus and the other documents incorporated by reference. Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference, including USAi's Annual Report on Form 10-K for the year ended December 31, 1999, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. USAi does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

         USAi, through its subsidiaries, is a leading media and electronic commerce company. USAi's principal operating assets include USA Network, Sci-Fi Channel, Studios USA, Home Shopping Network, Ticketmaster, Ticketmaster Online-CitySearch, Hotel Reservations Network, Internet Shopping Network, USA Films and USA Broadcasting.

         USAi is organized along seven principal lines of business:

o Networks and television production, which includes Networks and Studios USA. Networks operates USA Network and Sci-Fi Channel cable networks and Studios USA produces and distributes television programming.

o Electronic retailing, which consists primarily of Home Shopping Network and America's Store, which are engaged in the electronic retailing business.

o Ticketing operations, which consist primarily of Ticketmaster, the leading provider of automated ticketing services in the United States, and Ticketmaster.com, Ticketmaster's exclusive agent for online ticket sales.

o Hotel reservations, which consists of Hotel Reservations Network, a leading consolidator of hotel rooms for resale in the consumer market in the United States.

o Internet services, which includes the Internet Shopping Network, USAi's online retailing networks business, and local city guide business.

o Filmed entertainment, which primarily represents USAi's domestic theatrical film distribution and production businesses.

o        Broadcasting, which owns and operates television stations.

         USAi's company headquarters are located at 152 West 57th Street, New York, New York 10019. USAi's telephone number is (212) 314-7300.

                                 USE OF PROCEEDS

         USAi will not receive any proceeds from the sale of the shares by the selling selling stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth (1) the number of shares of USAi common stock that will be beneficially owned by each of the selling stockholders immediately following USAi's acquisition of PRC; (2) the percentage of outstanding shares of USAi common stock represented by that number of shares; and (3) the number of shares of USAi common stock registered for sale hereby. No estimate can be given as to the number of shares that will be held by the selling stockholders after this offering is completed because the selling stockholders may sell all or only some of their shares pursuant to the offering under this prospectus. The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

                                                            Number of         Percentage of    Number of
                                                            Shares             Outstanding       Shares
                                                            Beneficially         Shares         Registered
Name Of Selling Stockholder                                 Owned               Owned(1)        Hereby(2)
---------------------------                                 -----               --------        ---------
MGLFP 1996-I Limited Partnership(3).....................    5,356,260              *           5,356,260
MGLFP 1996-II Limited Partnership(4)....................      656,100              *             656,100
Gail and Mark Gordon Foundation(5)......................      108,032              *             108,032
SLGFLP 1996-I Limited Partnership(6)....................    1,474,200              *           1,474,200
SLGFLP 1996-II Limited Partnership(6)...................       75,600              *              75,600
JHGFLP 1996-I Limited Partnership(7)....................    1,474,200              *           1,474,200


                                      -6-

                                                            Number of         Percentage of    Number of
                                                            Shares             Outstanding       Shares
                                                            Beneficially         Shares         Registered
Name Of Selling Stockholder                                 Owned               Owned(1)        Hereby(2)
---------------------------                                 -----               --------        ---------
JHGFLP 1996-II Limited Partnership(7)...................       75,600              *              75,600
Mark J. Gordon..........................................       54,000              *              54,000
DEFLP 1996-I Limited Partnership(8).....................    1,275,390              *           1,275,390
DEFLP 1996-II Limited Partnership(9)....................      580,500              *             580,500
DEGTLP 1996-I Limited Partnership(10)...................      624,545              *             624,545
DEGTLP 1996-II Limited Partnership(10)..................       75,600              *              75,600
RDMFLP 1996-I Limited Partnership(11)...................      858,600              *             858,600
RDMFLP 1996-II Limited Partnership(11)..................       54,000              *              54,000
RMCFLP 1996-I Limited Partnership(12)...................       54,000              *              54,000
-------------------------

(1) Based upon 275,097,650 shares of USAi common stock outstanding as of the close of business on February 28, 2000.

(2) The registration statement of which this prospectus forms a part will also cover any additional shares of USAi common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3) Shares held by a Texas limited partnership in which a Texas corporation, which is wholly-owned by Mark J. Gordon (the Chairman of the Board of PRC), is a 1% general partner and Mr. Gordon, his spouse, two grantor retained annuity trusts and a trust for the benefit of Mr. Gordon's grandchildren are the limited partners. The grantor retained annuity trusts each provides an annuity to Mr. Gordon for five years, and thereafter Mr. Gordon's spouse and his lineal descendants have the principal and/or income interest in the remainder.

(4) Shares held by a Texas limited partnership in which a Texas corporation, which is wholly-owned by Mr. Gordon, is a 1% general partner and the limited partners are Mr. Gordon and his spouse.

(5) Shares held by an Internal Revenue Code Section 501(c)(3) exempt corporation as to which Mr. Gordon and his spouse are the sole directors.

(6) Shares held by two Texas limited partnerships in each of which a Texas limited liability company is the 1% general partner and the Stacey Lynn Gordon PRC Trust ("SLG Trust ") is a 98% limited partner and Stacey Lynn Gordon (the daughter of Mr. Gordon) is a 1% limited partner. The general partner is owned by the SLG Trust and a Texas corporation, which is wholly-owned by the SLG Trust and is the managing member. David L. Epstein (the Chief Executive Officer and a director of PRC) and Richard D. Mondre (Executive Vice President, General Counsel, Secretary and a director of PRC) share the voting and dispositive duties with respect to these shares as co-trustees under the SLG Trust (which was created by Mr. Gordon for the benefit of his daughter, Stacey Lynn Gordon) and as directors of the Texas corporation.

(7) Shares held by two Texas limited partnerships in each of which a Texas limited liability company is the 1% general partner and the Jason Howard Gordon PRC Trust ("JHG Trust") is a 98% limited partner and Jason Howard Gordon (the son of Mr. Gordon) is a 1% limited partner. The general partner is owned by the JHG Trust and a Texas corporation, which is wholly-owned by the JHG Trust and is the managing member. Messrs. Epstein and Mondre share the voting and dispositive duties with respect to these shares as co-trustees under the JHG Trust (which was created by Mr. Gordon for the benefit of his son, Jason Howard Gordon) and as directors of the Texas corporation.

(8) Shares held by a Texas limited partnership in which a Texas corporation, which is wholly-owned by Mr. Epstein, is the 1% general partner and Mr. Epstein, a grantor retained annuity trust, a trust for the benefit of Mr. Epstein's children and Mr. Epstein's spouse are limited partners. The grantor retained annuity trust provides an annuity for Mr. Epstein for five years, and thereafter his spouse, his parents and their lineal descendants and others have principal and/or income interests in the remainder.

(9) Shares held by a Texas limited partnership in which a Texas corporation, which is wholly-owned by Mr. Epstein, is the 1% general partner and Mr. Epstein and his spouse are the limited partners.

(10) Shares held by two Texas limited partnerships in each of which a Texas corporation (which is wholly-owned by the David Epstein 1995 Grantor Trust ("Epstein Grantor Trust"), which was created by Mr. Epstein for the benefit of his children) is the 1% general partner, the Epstein Grantor Trust is the 98% limited partner and Mr. Epstein's spouse is a 1% limited partner. Messrs. Gordon and Mondre share the voting and dispositive duties with respect to the shares as co-trustees under the Epstein Grantor Trust and as the directors of a Texas corporation which is the general partner of each Texas limited partnership.

(11) Shares held by two Texas limited partnerships in each of which a Texas corporation, which is wholly-owned by Mr. Mondre, is the 1% general partner and Mr. Mondre and his spouse are the limited partners.

(12) Shares held by a Texas limited partnership in which a Texas corporation, which is wholly-owned by Mr. Mondre, is the 1% general partner and Mr. Mondre's son is the 99% limited partner.


* Represents beneficial ownership of less than 1% of the outstanding shares of USAi.

         Each of the selling stockholders was a stockholder of PRC prior to USAi's acquisition of PRC. Mr. Gordon was the Chairman of the Board of Directors of PRC, Mr. Epstein was the Chief Executive Officer and Mr. Mondre was the Executive Vice President, General Counsel and Secretary of PRC. After the acquisition of PRC, Mr. Epstein will report to the president of USAi's Electronic and Commerce Services division. Except as otherwise noted above, none of the selling stockholders has had a material relationship with USAi within the past three years, other than as a result of the ownership of the shares or other securities of USAi.

                              PLAN OF DISTRIBUTION

         We are registering this offering of shares on behalf of the selling stockholders, and we will pay all costs, expenses and fees related to such registration, including all registration and filing fees, printing expenses, fees and disbursements of our counsel and independent public accountants, blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc., and fees of transfer agents and registrars. The selling stockholders will pay all underwriting discounts and selling commissions (if any) applicable to the sale of their shares.

         Although none of the selling stockholders has advised us of the manner in which it currently intends to sell its shares whether pursuant to this prospectus or otherwise, the selling stockholders may choose to sell all or a portion of such shares from time to time in the manner described herein. The selling stockholders will act independently of USAi in making decisions with respect to the timing and size of each sale pursuant to this prospectus.

         The sole method by which the shares may be sold by the selling stockholders under this prospectus is through block trades executed at prevailing market prices obtainable at the time of such transactions through brokers, acting as principal or agent, in transactions on the Nasdaq National Market or such other national securities on which the USAi common stock is then listed or traded. The selling stockholders may also sell all or a portion of the shares covered by this prospectus in accordance with Rule 144 and Rule 145 under the Securities Act rather than pursuant to this prospectus.

         The term "selling stockholders" includes permitted assignees of the selling stockholders under the registration rights agreement, dated as of January 10, 2000, by and among USAi and each of the selling stockholders. A permitted assignee is a person who

o has been transferred shares covered by this prospectus from a selling stockholder with the prior written consent of USAi,

o is a member of a selling stockholder's "holder group," as defined in the registration rights agreement, or

o is a "charity," as defined in the registration rights agreement, provided such person, member or charity has agreed in writing with the selling stockholders and USAi to be bound by the registration rights agreement, and provided further that USAi has received a written acknowledgement and agreement from such person, member or charity that is in form and substance reasonably satisfactory to USAi that such person, member or charity agrees to be bound with respect to all provisions of the registration rights agreement. Persons who are members of a selling stockholder's holder group include

o a selling stockholder's spouse, parents, siblings and lineal descendants,

o        a trust for the benefit of any of the foregoing,

o any corporation or partnership controlled by such selling stockholder, members of such selling stockholders immediate family and lineal descendants or trusts for the benefit of any of the foregoing, and

o upon the death of a selling shareholder, the selling shareholder's estate, executors, administrators and personal representatives, and heirs, legatees and distributees.

         Offers to purchase shares may also be solicited by agents designated by the selling stockholders from time to time. Underwriters or other agents participating in an offering made pursuant to this prospectus, as amended or supplemented from time to time, may receive underwriting discounts and commissions under the Securities Act, and discounts or concessions may be allowed or reallowed or paid to dealers. In addition, brokers or agents participating in such transactions may receive brokerage or agent's commissions or fees. The selling stockholders and any underwriters, brokers or dealers involved in the sale of the common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the common stock as principals may be deemed to be underwriting discounts and commissions under the Securities Act.

         The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against specified liabilities, including liabilities arising under the Securities Act. USAi and the selling stockholders have agreed in the registration rights agreement to indemnify specified persons including "underwriters" against specified liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The legality of USAi common stock offered by this prospectus will be passed upon for USAi by its counsel, Covington & Burling, New York, New York.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited USAi's consolidated financial statements and financial statement schedule included in USAi's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus. USAi's financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements incorporated in this Prospectus by reference to the audited historical financial statements of Precision Response Corporation included in USAi's Current Report on Form 8-K dated March 22, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the various expenses expected to be incurred in connection with the distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except for the Securities and Exchange Commission registration fees.

                                                          To Be Paid By
                                                          The Registrant
                                                          --------------
Securities and Exchange Commission filing fee.........      $68,621.91
Legal fees and expenses...............................      $15,000.00
Accounting fees and expenses..........................      $10,000.00
Miscellaneous.........................................      $ 5,000.00
         Total........................................      $98,621.91

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's By-Laws provide that the directors, officers and certain other persons will be indemnified with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Registrant's By-Laws further provide that directors, officers and certain other persons will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's By-Laws allow the Registrant to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. The Registrant believes that these arrangements are necessary to attract and retain qualified persons as directors and officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

         See exhibit index

ITEM 17.  UNDERTAKINGS

A.       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes that:

         (1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 22, 2000.

                                      USA Networks, Inc.


                                      By: /s/ Barry Diller
                                          -----------------------------------
                                          Barry Diller
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of USA Networks, Inc., hereby severally and individually constitute and appoint Michael P. Durney, Thomas J. Kuhn, and Michael Sileck, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                                     * * * *

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date included.

         SIGNATURE                         TITLE                      DATE
         ---------                         -----                      ----

     /s/ Barry Diller              Chairman of the Board,         March 22, 2000
----------------------------      Chief Executive Officer
       Barry Diller                   and Director


     /s/ Barry Baker                Director and Chief            March 22, 2000
----------------------------        Operating Officer
       Barry Baker

   /s/ Michael P. Durney        Vice President and Controller     March 22, 2000
----------------------------     (Chief Accounting Officer)
      Michael Durney


   /s/ Victor A. Kaufman         Director and Vice Chairman       March 22, 2000
----------------------------
    Victor A. Kaufman


    /s/ Michael Sileck         Senior Vice President and Chief    March 22, 2000
----------------------------    Financial Officer (Principal
      Michael Sileck                 Financial Officer)


    /s/ Paul G. Allen                    Director                 March 22, 2000
----------------------------
      Paul G. Allen


    /s/ Anne M. Busquet                  Director                 March 22, 2000
----------------------------
      Anne M. Busquet


   /s/ Donald R. Keough                  Director                 March 22, 2000
----------------------------
      Donald R. Keough


  /s/ Robert W. Matschullat              Director                 March 22, 2000
----------------------------
   Robert W. Matschullat


    /s/ Samuel Minzberg                  Director                 March 22, 2000
----------------------------
     Samuel Minzberg


    /s/ William D. Savoy                 Director                 March 22, 2000
----------------------------
      William D. Savoy


  /s/ H. Norman Schwarzkopf              Director                 March 22, 2000
----------------------------
    H. Norman Schwarzkopf

                                  EXHIBIT INDEX

EXHIBIT
NUMBER   DESCRIPTION
------   -----------

2.1 Agreement and Plan of Merger by and among the Registrant, P Acquisition Corp. and Precision Response Corporation, dated as of January 12, 2000, is incorporated by reference to Annex I to Registrant's S-4, dated February 14, 2000.

4.1 Indenture, dated as of November 23, 1998, among the Registrant, USANi, LLC, the Guarantors party thereto, and the Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-4, dated January 27, 1999.

4.2 Form of 6 3/4% Senior Notes due 2005 is incorporated by reference to included as Exhibit B to Exhibit 4.1 to Registrant's S-4, dated January 27, 1999.

4.3 Exchange and Registration Rights Agreement, dated as of November 23, 1998, among the Registrant, USANi LLC, the Guarantors party thereto, and Chase Securities Inc., Bear, Stearns & Co. Inc., BNY Capital Markets, Inc. and NationsBanc Montgomery Securities LLC, incorporated by reference to Exhibit 4.3 to Registrant's S-4, dated January 27, 1999.

4.4 Indenture, dated as of June 25, 1993, for the Savoy 7% Convertible Subordinated Debentures due July 1, 2003, incorporated by reference to
         Exhibit 4(d) to Savoy's S-1 Registration Statement No. 33-63192.

4.5 First Supplemental Indenture, dated as of October 24, 1993, for the Savoy 7% Convertible Debentures due July 1, 2003, incorporated by reference to Exhibit 4(e) to Savoy's S-1 registration Statement No. 33-70160.

4.6 Second Supplemental Indenture, dated as of December 17, 1993, for the Savoy 7% Convertible Debentures due July 1, 2003, incorporated by reference to Exhibit 4(e) to Savoy's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

4.7 Third Supplemental Indenture, dated as of December 19, 1996, for the Savoy 7% Convertible Debentures due July 1, 2003 incorporated by reference to Exhibit 4.1 to Savoy's Form 8-K, dated December 19, 1996.

4.8 Form of Specimen of Certificate for the Registrant's Common Stock, incorporated by reference to Exhibit 4.6 to the Registrant's Form 10-K, December 31, 1997.

4.9 Provisions of the Registrant's Restated Certificate of Incorporation that define the rights of security holders of the Registrant, are incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, dated February 23, 1998.

4.10 Provisions of the Registrant's Amended and Restated Bylaws that define the rights of security holders of the Registrant, are incorporated by reference to Exhibit 3.1 to the Registrant's Form 8-K, dated January 9, 1998.

5.1      Opinion of Covington & Burling. *

10.1 Stockholders Agreement among Registrant and Mark J. Gordon, Richard D. Mondre, David L. Epstein, and certain of their affiliates, dated as of January 12, 2000, is incorporated by reference to Annex II to Registrant's S-4, dated February 14, 2000.

10.2 Registration Rights Agreement among Registrant and Mark J. Gordon, Richard D. Mondre, David L. Epstein, and certain of their affiliates, dated as of January 12, 2000, is incorporated by reference to Annex III to Registrant's S-4, dated February 14, 2000. 23.2 Consent of Ernst & Young LLP.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Ernst & Young.

23.3     Consent of Covington & Burling (included in Exhibit 5.1 above).

24.1 Powers of Attorney (set forth on the signature page of this Registration Statement).



* To be filed by amendment hereto.